[CAMBREX LOGO]

Date:             January 22, 2004
Contact:          Luke M. Beshar                    Anne-Marie Hess
                  Sr. Vice President & CFO          Director, Investor Relations
                  Phone: 201-804-3010               201-804-3062
Email:            luke.beshar@cambrex.com           annemarie.hess@cambrex.com
Release:          Immediate

           CAMBREX ANNOUNCES FOURTH QUARTER AND FULL YEAR 2003 RESULTS
                           AND PROVIDES 2004 GUIDANCE

FOURTH QUARTER 2003 HIGHLIGHTS

         - The Company reports fourth quarter 2003 income from continuing operations of $6.1 million or $0.23 diluted earnings per share.

         - The Company begins to report continuing operations in three business segments: Human Health, BioProducts, and BioPharma effective in the fourth quarter 2003.

         - Cambrex provides earnings guidance for 2004 of $1.10 - $1.30 per diluted share.

         - Total debt, net of cash on hand, decreased $65 million during the fourth quarter 2003 including net proceeds from the sale on Rutherford of approximately $51 million.

         - Management is in the process of determining the appropriate carrying value of a $5 million equity investment in an emerging biotechnology company. This process could result in the write-down of some or all of the carrying value of the investment. The accompanying financial information does not reflect any adjustment related to this matter. Please see "Carrying Value of Equity Investment" section below.

EAST RUTHERFORD, NJ - JANUARY 22, 2004 - Cambrex Corporation (NYSE: CBM) today reported fourth quarter 2003 income from continuing operations of $6.1 million or $0.23 diluted earnings per share, including approximately $0.03 benefit primarily from the tax impact of a favorable geographic shift in income. Full year 2003 income from continuing operations was $7.2 million or $0.28 per diluted share, including approximately $0.46 per share unfavorable impact for tax related charges and $0.28 unfavorable impact from the previously announced settlement with Mylan Laboratories. Fourth quarter and full year 2003 income from continuing operations includes effective tax rates of 18% and 73% respectively. See below for further discussion on tax matters.

Income from continuing operations in the fourth quarter 2002 was $9.4 million, or $0.36 diluted earnings per share, including special pre-tax charges of $1.7 million, or $0.04 diluted earnings per

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

share, consisting of a $0.85 million charge for environmental costs associated with a 2001 facility closure and a $0.85 million provision for severance costs. Full year 2002 income from continuing operations was $42.8 million or $1.61 diluted earnings per share including the items mentioned in the fourth quarter 2002 and a $3.1 million or $0.08 diluted earnings per share impairment related to a prior equity investment.

The Company has begun to report results in three segments: Human Health (formerly Human Health and All Other), BioProducts and BioPharma (previously combined as Biosciences) effective in the fourth quarter 2003. Please see "New Reporting Segments" section below for further discussion.

Worldwide sales from continuing operations for the fourth quarter 2003 grew 2.3% to $102.1 million from $99.8 million in the fourth quarter 2002. The results reflect increased sales in the Human Health and BioProducts segments partially offset by lower sales in the BioPharma segment. Fourth quarter 2003 sales for continuing operations were favorably impacted 6.5% due to foreign currency.

Gross margins from continuing operations for the fourth quarter 2003 declined to 39.1% from 44.5% in the fourth quarter 2002 due to lower margins in all segments. Foreign currency unfavorably impacted fourth quarter 2003 gross margin by 1.8 percentage points.

"Our biggest challenge remains in the BioPharma segment where restoring revenue and production volumes continues to be a top priority. We have added commercial development personnel in the US and Europe to accelerate our efforts in both Pharma and BioPharma," commented James A. Mack, Chairman, President, and CEO. "We believe the combination of positive life sciences market fundamentals and the results of our strategic initiatives will yield revenue and earnings growth in 2004."

As previously reported, on November 10, 2003 the Company closed on the sale of its Rutherford Chemicals business. This business has been treated as a discontinued operation for all periods presented. Following the close on Rutherford Chemicals, the Company refined its calculation of the net book value of assets disposed and reduced the estimated loss on the sale of Rutherford Chemicals by $2.2 million to $52.8 million. The Company will adjust the third quarter and year-to- date September 30, 2003 results from discontinued operations in the Company's 2003 Form 10-K. All amounts in the accompanying financial schedules represent continuing operations unless otherwise indicated.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

HUMAN HEALTH SEGMENT

The Human Health segment consists of active pharmaceutical ingredients (APIs), advanced intermediates, and other fine custom chemicals derived from organic chemistry previously reported in the All Other segment. Human Health sales in the fourth quarter 2003 increased 6.2% to $59.5 million, including 8.6% favorable impact due to foreign currency, from $56.1 million in the fourth quarter 2002. The increased sales for the quarter reflect increased custom development activity in the US, higher shipments of certain central nervous system APIs, crop protection and feed additive products, and cardiovascular and diuretic APIs, partly offset by reduced shipments of a gastrointestinal API, lower sales of an anti-parasitic API, and lower sales of intermediates used in an end-stage kidney disease API and an antihistamine API due to order timing.

Fourth quarter 2003 gross margin declined to 35.7% from 37.3% in the fourth quarter 2002 primarily due to price reductions of certain generic APIs and other fine chemicals, including a volume-based rebate adjustment, partially offset by increased production volumes and favorable generic product mix. Foreign currency unfavorably impacted Human Health gross margin by 3.2 percentage points in the quarter.

BIOPRODUCTS

The BioProducts segment includes Cells & Media, Electrophoresis & Chromatography, and Endotoxin Detection product categories. BioProducts sales in the fourth quarter 2003 increased 12.2% to $29.9 million, including a 5.1% favorable impact from foreign currency, from $26.7 million in the fourth quarter 2002. The increased sales for the quarter reflect higher sales in virtually all product categories, primarily cells and media products due to higher demand, increased pricing and new product launches in Europe.

Fourth quarter 2003 gross margins declined to 50.3% from 56.8% in the fourth quarter 2002 primarily due to certain 2002 favorable inventory adjustments which did not repeat in 2003, additional bad debt reserves and unfavorable product mix, partly offset by favorable production volume, pricing, cost reduction activities and reduced inventory discards. Foreign currency favorably impacted gross margin by 0.5 percentage points in the quarter.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

BIOPHARMA

The BioPharma segment consists of the Company's contract biopharmaceutical process development and manufacturing business. BioPharma sales in the fourth quarter 2003 decreased to $12.6 million from $17.1 million in the fourth quarter 2002 reflecting lower suite utilization partially offset by increased process development revenues. Gross margin declined to 29.1% from 48.8% due to reduced suite utilization. Foreign currency had no impact on BioPharma sales or gross margin in the fourth quarter 2003.

FOURTH QUARTER 2003 OPERATING, INTEREST AND INCOME TAX EXPENSES FOR CONTINUING OPERATIONS

Fourth quarter 2003 marketing, sales, administrative and amortization expenses increased to $24.1 million (23.6% of sales), including $1.1 million of unfavorable impact from foreign currency, from $23.3 million (23.3% of sales) in the fourth quarter 2002. Operating expenses were unfavorably impacted by the vesting of a previously issued stock appreciation right in the fourth quarter 2003 and higher pension costs, but benefited from 2002 branding costs that did not recur in 2003.

Fourth quarter 2003 research and development expenses increased to $4.5 million (4.4% of sales) from $4.1 million (4.1% of sales) in the fourth quarter 2002. The increase mainly reflects additional investment in new generic product technologies at the Cambrex Center of Technical Excellence and the impact of currency exchange.

Fourth quarter 2003 net interest expense increased to $3.5 million from $2.6 million in the fourth quarter 2002. Interest expense increased due to a higher average rate partly offset by a lower average outstanding balance. The average interest rate was 5.9% in the fourth quarter 2003 versus 4.3% in the fourth quarter 2002.

The fourth quarter and full year 2003 effective tax rate was 18% and 73%, respectively. The fourth quarter 2003 effective tax rate was positively impacted by a favorable shift in geographic income and better than forecasted benefits from the implementation of certain tax strategies. As previously reported, the recording of a deferred tax asset valuation allowance related to the Company's domestic operations adversely impacted the full year effective tax rate.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

NEW REPORTING SEGMENTS

The Company has begun to report results in three segments: Human Health (formerly Human Health and All Other), BioProducts and BioPharma (previously combined as Biosciences). The BioProducts segment consists of the Cells and Media, Endotoxin Detection and Electrophoresis and Chromatography product categories. The BioPharma business represents the Company's two contract biopharmaceutical manufacturing facilities acquired during 2001. The Company has also revised its methodology of allocating corporate costs to the segments to more accurately reflect segment expenses. The new methodology has no impact on consolidated operating profit but does transfer certain costs from corporate general administrative expenses to the operating segments. This methodology was applied to all prior and current period results presented for comparative purposes.

CARRYING VALUE OF EQUITY INVESTMENT

The Company has a $5 million investment in a privately-owned, emerging biotechnology company. In the process of preparing the Company's year-end 2003 financial statements, certain information came to management's attention that resulted in its inability to determine the appropriate carrying value of this investment prior to the date of this release. Management will continue to research this matter and will communicate the amount and timing of potential adjustments, if any, as soon as this information is available. The accompanying financial information does not reflect any adjustment related to this matter.

GUIDANCE

The Company expects full year 2004 diluted earnings per share for continuing operations to be in the range of $1.10 to $1.30 and the Company targets sales growth of 5-10% in the Human Health segment, 10-15% in the BioProducts segment, and 20-30% in the BioPharma segment.

2004 capital expenditures, depreciation and amortization for continuing operations are expected to be approximately $45.0 million, $40.0 million, and $1.5 million respectively. The Company expects the full year 2004 effective tax rate to be approximately 32%. The Company's tax rate will continue to be sensitive to changes in the geographic mix of income.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

During January 2004, Cambrex entered into an agreement to terminate a BioProducts contract for the receipt of a lump sum payment of $3.0 million that is included in the above guidance. This contract had been expected to generate approximately $0.6 million of operating profit in 2004 and would have otherwise expired in 2005.

CONFERENCE CALL

The Conference Call to discuss fourth quarter 2004 earnings will begin at 8:30 a.m. Eastern Time on Friday, January 23, 2004 and last approximately 45 minutes. Those wishing to participate should call 1-888-730-9134 for Domestic, and +1-773-756-4602 for International. Please use the password CAMBREX and call approximately 10 minutes before the start time. The Conference Call will also be webcast in the Investor Relations section of the Cambrex website located at www.cambrex.com. The webcast will be available for approximately thirty (30) days following the call.

An instant replay of the Conference Call will be available approximately 1 hour after the completion of the call on Friday, January 23, 2004 through the end of business day, Friday, January 30, 2004 by calling 1-888-562-4201 for Domestic, and +1-402-530-7634 for International.

FORWARD LOOKING STATEMENTS

           This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Rule 3B-6 under The Exchange Act, including, without limitation, statements regarding expected performance, especially expectations with respect to sales, research and development expenditures, earnings per share, capital expenditures, acquisitions, divestitures, collaborations, or other expansion opportunities. These statements may be identified by the fact that they use words such as "expects", "anticipates", "intends", "estimates", "believes" or similar expressions in connection with any discussion of future financial and operating performance. The forward-looking statements contained herein are based on current plans and expectations and involve risks and uncertainties that could cause actual outcomes and results to differ materially from current expectations including but not limited to, global economic trends, pharmaceutical outsourcing trends, competitive pricing or product developments, government legislation and/or regulations (particularly environmental issues), tax rate, technology, manufacturing and legal issues, unfavorable results shipments, changes in foreign exchange rates, performance of minority investments, un-collectable receivables, loss on disposition of assets, cancellation or delays in renewal of contracts, and lack of suitable raw materials or packaging materials. For further details and a discussion of these and other risks

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

and uncertainties, investors are cautioned to review the Cambrex Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
                                Financial Summary
                    Quarters Ended December 31, 2003 and 2002
                    (in thousands, except earnings per share)

                                                2003           2002
                                                ----           ----
Gross Sales..............................   $   102,065    $   99,775
Operating Profit.........................   $    11,314    $   15,294
Income Before Tax........................   $     7,429    $   12,611
Income From Continuing Operations........   $     6,070    $    9,446
Loss From Discontinued Operations........   $    (1,032)   $   (6,473)
Net Income...............................   $     5,038    $    2,973

Earnings per share data (basic):
     Income From Continuing Operations...   $      0.24    $     0.36
     Loss From Discontinued Operations...   $     (0.04)   $    (0.25)
                                            -----------    ----------
     Net Income..........................   $      0.20    $     0.11
     Average Shares Outstanding..........        25,796        25,904

Earnings per share data (diluted):
     Income From Continuing Operations...   $      0.23    $     0.36
     Loss From Discontinued Operations...   $     (0.04)   $    (0.25)
                                            -----------    ----------
     Net Income..........................   $      0.19    $     0.11
     Average Shares Outstanding..........        26,255        26,284

                     Years Ended December 31, 2003 and 2002
                    (in thousands, except earnings per share)

                                                2003        2002
                                                ----        ----
Gross Sales..............................   $  405,591   $  394,430
Operating Profit.........................   $   38,824   $   71,924
Income Before Tax........................   $   26,845   $   57,115
Income From Continuing Operations........   $    7,212   $   42,779
Loss From Discontinued Operations........   $  (54,058)  $   (6,546)
Net (Loss)/Income........................   $  (46,846)  $   36,233

Earnings per share data (basic):
     Income From Continuing Operations...   $     0.28   $     1.65
     Loss From Discontinued Operations...   $    (2.10)  $    (0.25)
                                            ----------   ----------
     Net (Loss)/Income...................   $    (1.82)  $     1.40
     Average Shares Outstanding..........       25,775       25,954

Earnings per share data (diluted):
     Income From Continuing Operations...   $     0.28   $     1.61
     Loss From Discontinued Operations...   $    (2.07)  $    (0.24)
                                            ----------   ----------
     Net (Loss)/Income...................   $    (1.79)  $     1.37
     Average Shares Outstanding..........       26,174       26,520

Note: All amounts in these financial statements and tables are for continuing operations unless otherwise indicated.

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
                      Gross Sales & Gross Profit by Segment
                    Quarters Ended December 31, 2003 and 2002
                                 (in thousands)

                          Fourth Quarter 2003                Fourth Quarter 2002
                    ------------------------------    --------------------------------
                      Gross        Gross                  Gross        Gross
                      Sales        Profit      GP%        Sales        Profit      GP%
                      -----        ------      ---        -----        ------      ---
Human Health        $   59,519   $   21,225   35.7%   $    56,053   $    20,911   37.3%

BioProducts             29,915       15,049   50.3%        26,668        15,160   56.8%

BioPharma               12,631        3,671   29.1%        17,054         8,326   48.8%
                    ----------   ----------           -----------   -----------

Total               $  102,065   $   39,945   39.1%   $    99,775   $    44,397   44.5%
                    ==========   ==========           ===========   ===========

                              Gross Sales Comparison
               -------------------------------------------------
                  2003         2002
                  Gross       Gross        Change        Change
                  Sales       Sales          $              %
                  -----       -----        ------        ------
Human Health   $   59,519   $   56,053   $    3,466         6.2%

BioProducts        29,915       26,668        3,247        12.2%

BioPharma          12,631       17,054       (4,423)     -25.9%
               ----------   ----------   ----------      ------

Total          $  102,065   $   99,775   $    2,290         2.3%
               ==========   ==========   ==========      ======

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                              CAMBREX CORPORATION
                     Gross Sales & Gross Profit by Segment
                     Years Ended December 31, 2003 and 2002
                                 (in thousands)

                      Year-to-Date 2003               Year-to-Date 2002
               -----------------------------   -----------------------------
                 Gross       Gross               Gross       Gross
                 Sales       Profit     GP%      Sales       Profit     GP%
                 -----       ------     ---      -----       ------     ---
Human Health   $ 242,165   $  90,521   37.4%   $ 231,342   $  94,055   40.7%
BioProducts      119,298      60,056   50.3%     107,870      56,614   52.5%
BioPharma         44,128      11,829   26.8%      55,218      27,049   49.0%
               ---------   ---------           ---------   ---------
Total          $ 405,591   $ 162,406   40.0%   $ 394,430   $ 177,718   45.1%
               =========   =========           =========   =========

                           Gross Sales Comparison
               ------------------------------------------
                  2003       2002
                 Gross       Gross       Change    Change
                 Sales       Sales          $        %
                 -----       -----       ------    ------
Human Health   $ 242,165   $ 231,342   $  10,823     4.7%
BioProducts      119,298     107,870      11,428    10.6%
BioPharma         44,128      55,218     (11,090)  -20.1%
               ---------   ---------   ---------    ----
Total          $ 405,591   $ 394,430   $  11,161     2.8%
               =========   =========   =========    ====

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
                          Statement of Profit and Loss
                For the Quarters Ended December 31, 2003 and 2002
                                 (in thousands)

                                             2003                   2002
                                      -------------------   -------------------
                                                   % of                  % of
                                        Amount     Sales      Amount     Sales
                                        ------     -----      ------     -----
Gross Sales                           $  102,065   100.0%   $   99,775   100.0%
  Commissions and Allowances                 889     0.9%          268     0.2%
                                      ----------            ----------
Net Sales                                101,176    99.1%       99,507    99.8%

  Other Revenues                           1,934     1.9%        2,733     2.7%
                                      ----------            ----------

Net Revenue                              103,110   101.0%      102,240   102.5%

  Cost of Sales                           63,165    61.9%       57,843    58.0%
                                      ----------            ----------

Gross Profit                              39,945    39.1%       44,397    44.5%

Operating Expenses
  Marketing/Sales Expenses                 6,236     6.1%        6,637     6.7%
  Research & Development Expenses          4,547     4.4%        4,122     4.1%
  Administrative Expenses                 17,365    17.0%       16,247    16.3%
  Asset Impairment and Other Charges           -     0.0%        1,700     1.7%
  Amortization                               483     0.5%          397     0.4%
                                      ----------            ----------
Total Operating Expenses                  28,631    28.0%       29,103    29.2%
                                      ----------            ----------

Operating Profit                          11,314    11.1%       15,294    15.3%

Other Expenses
  Interest - Other                         3,539     3.5%        2,591     2.6%
  Other Expenses                             346     0.3%           92     0.1%
                                      ----------            ----------
Total Other Expenses                       3,885     3.8%        2,683     2.7%
                                      ----------            ----------

Income Before Taxes                        7,429     7.3%       12,611    12.6%

  Provision for Income Taxes               1,359     1.4%        3,165     3.1%
                                      ----------            ----------
Income from Continuing Operations     $    6,070     5.9%   $    9,446     9.5%

DISCONTINUED OPERATIONS

Loss From Discontinued Operations           (927)               (8,455)

Income Tax Provision/(Benefit)               105                (1,982)
                                      ----------            ----------
Loss From Discontinued Operations         (1,032)               (6,473)
                                      ----------            ----------
Net Income                            $    5,038            $    2,973
                                      ==========            ==========
Basic Earnings per Share
  Income From Continuing Operations   $     0.24            $     0.36
  Loss From Discontinued Operations   $    (0.04)           $    (0.25)
                                      ----------            ----------
  Net Income                          $     0.20            $     0.11

Diluted Earnings per Share
  Income From Continuing Operations   $     0.23            $     0.36
  Loss From Discontinued Operations   $    (0.04)           $    (0.25)
                                      ----------            ----------
  Net Income                          $     0.19            $     0.11

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
                          Statement of Profit and Loss
                 For the Years Ended December 31, 2003 and 2002
                                    (in thousands)

                                                       2003                      2002
                                               --------------------      --------------------
                                                              % of                      % of
                                                 Amount       Sales        Amount       Sales
                                               --------------------      --------------------
Gross Sales                                    $  405,591     100.0%     $  394,430     100.0%
     Commissions and Allowances                     3,780       0.9%          3,194       0.8%
                                               ----------                ----------
Net Sales                                         401,811      99.1%        391,236      99.2%

     Other Revenues                                 8,833       2.1%          7,830       2.0%
                                               ----------                ----------

Net Revenue                                       410,644     101.2%        399,066     101.2%

     Cost of Sales                                248,238      61.2%        221,348      56.1%
                                               ----------                ----------

Gross Profit                                      162,406      40.0%        177,718      45.1%

Operating Expenses
     Marketing/Sales Expenses                      25,292       6.2%         23,336       5.9%
     Research & Development Expenses               17,123       4.2%         15,794       4.1%
     Administrative Expenses                       68,199      16.8%         60,872      15.4%
     Asset Impairment and Other Charges                 -       0.0%          4,238       1.1%
     Legal Settlement                              11,342       2.8%              -       0.0%
     Amortization                                   1,626       0.4%          1,554       0.4%
                                               ----------                ----------
Total Operating Expenses                          123,582      30.4%        105,794      26.9%
                                               ----------                ----------
Operating Profit                                   38,824       9.6%         71,924      18.2%

Other Expenses
     Interest - Other                              11,840       2.9%         11,264       2.8%
     Other Expenses                                   139       0.0%          3,545       0.9%
                                               ----------                ----------
Total Other Expenses                               11,979       2.9%         14,809       3.7%
                                               ----------                ----------

Income Before Taxes                                26,845       6.7%         57,115      14.5%
     Provision for Income Taxes                    19,633       4.9%         14,336       3.7%
                                               ----------                ----------

Income From Continuing Operations              $    7,212       1.8%     $   42,779      10.8%

DISCONTINUED OPERATIONS

Loss From Discontinued Operations                  (1,243)                   (8,933)

Loss on Disposal of Discontinued Operations       (52,848)                        -

Income Tax Benefit                                    (33)                   (2,387)
                                               ----------                ----------
Loss From Discontinued Operations                 (54,058)                   (6,546)
                                               ----------                ----------
Net (Loss)/Income                              $  (46,846)               $   36,233
                                               ==========                ==========
Basic Earnings per Share
     Income From Continuing Operations         $     0.28                $     1.65
     Loss From Discontinued Operations         $    (2.10)               $    (0.25)
                                               ----------                ----------
     Net (Loss)/Income                         $    (1.82)               $     1.40

Diluted Earnings per Share
     Income From Continuing Operations         $     0.28                $     1.61
     Loss From Discontinued Operations         $    (2.07)               $    (0.24)
                                               ----------                ----------
     Net (Loss)/Income                         $    (1.79)               $     1.37

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com

[CAMBREX LOGO]

                               CAMBREX CORPORATION
                           Consolidated Balance Sheet
                        As of December 31, 2003 and 2002
                                 (in thousands)

                                                                2003           2002
                                                             ----------     ----------
Current Assets

Cash and Cash Equivalents                                    $   64,294     $   33,296
Trade Receivables, net                                           58,324         58,132
Inventories, net                                                 82,013         74,430
Deferred Tax Asset                                                4,651         35,612
Assets Held for Sale - Short-term                                     -         57,838
Other Current Assets                                             16,294         16,450
                                                             ----------     ----------
  Total Current Assets                                          225,576        275,758

Property, Plant and Equipment, Net                              269,147        239,944
Goodwill and Other Intangibles                                  271,473        264,264
Assets Held for Sale - Long-term                                      -         74,419
Other Assets                                                     12,546         13,143
                                                             ----------     ----------

  Total Assets                                               $  778,742     $  867,528
                                                             ==========     ==========

Current Liabilities

Trade Accounts Payable                                       $   35,326     $   27,921
Accrued Liabilities                                              54,272         46,565
Liabilities Held for Sale                                             -         16,684
Short-term Debt and Current Portion of Long-term Debt             1,376          2,364
                                                             ----------     ----------
  Total Current Liabilities                                      90,974         93,534

Long-term Debt                                                  212,369        267,434
Deferred Tax Liabilities                                         25,170         50,478
Other Liabilities                                                49,503         43,400
                                                             ----------     ----------

  Total Liabilities                                          $  378,016     $  454,846

  Stockholders' Equity                                       $  400,726     $  412,682
                                                             ----------     ----------

  Total Liabilities and Stockholders' Equity                 $  778,742     $  867,528
                                                             ==========     ==========

Cambrex Corporation | One Meadowlands Plaza | East Rutherford, NJ 07073 Phone 201.804.3000 | Fax 201.804.9852 | www.cambrex.com